Exhibit 99.1

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20150547545-98
Certificate of Designation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.1955)	Barbara K. Cegavske	12/16/2015 8:00 AM
	Secretary of State	Entity Number
	State of Nevada	C2818-1971

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1.	Name of Corporation:

Premier Holding Corporation

2.	The articles have been amended as follows:

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The following is a description of the Series B Voting Convertible Preferred Stock (“Series B Preferred Stock”) of Premier Holding Corporation, a Nevada corporation (the "Corporation"), having such voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions, including, without limitation, rights of conversion, and the number of shares constituting the class of Series B Preferred Stock as the Board of Directors shall approve by written consent.

(Continued on following page; Exhibit “A”).

3.	Effective date of filing: (optional)	12/11/15

4.	Signature: (required)

/s/ Randy Letcavage

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

5

EXHIBIT “A”

TERMS OF SERIES B VOTING CONVERTIBLE PREFERRED STOCK

The following is a description of the Series B Voting Convertible Preferred Stock (“Series B Preferred Stock”) of Premier Holding Corporation, a Nevada corporation (the “Corporation”), having such voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions, including, without limitation, rights of conversion, and the number of shares constituting the class of Series B Preferred Stock as the Board of Directors shall approve by written consent.

1.	The Corporation is authorized to issue 250,000 shares of Series B Preferred Stock.

2.	The par value of the Series B Preferred Stock is $0.0001 per share.

3.	Holders of Series B Preferred Stock shall be entitled to 1,000 votes for each share of Series B Preferred Stock.

4.	Votes of shares of Series B Preferred Stock shall be added to votes of shares of common stock of the Corporation (“Common Stock”) at any meeting of stockholders of the Corporation at which stockholders have the right to vote.

5.	Series B Preferred Stock shall have voting rights for a period of three years from the date of issuance. On the third anniversary of the issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock shall be converted into four shares of Common Stock without further action of the Board of Directors. At that time, the holder of shares of Series B Preferred Stock shall return the share certificate evidenci ng the Series B Preferred Stock to the Corporation in exchange for a share certificate evidencing the shares of Common Stock into which the shares of Series B Preferred Stock have been converted.

6.	Series B Preferred Stock shall have the same dividends per share and, except as provided above, the same powers, designations, preferences and relative rights, qualifications, limitations or restrictions as those of shares of Series A Non-Voting Convertible Preferred Stock of the Corporation.

The undersigned being the President of the Corporation hereby declares under penalty of perjury that the foregoing is a true and correct copy of the Certificate of Designation of the Rights and Preferences of the Series B Voting Convertible Preferred Stock of Premier Holding Corporation duly adopted by the Board of Directors of the Corporation on December 11, 2015.

By: /s/ Randy Letcavage
Name: Randy Letcavage
Title: President